                                                               EXHIBIT 10.23

         THIS SUBLEASE, dated as of May 1, 1996, between DEERWOOD REALTY PARTNERS, LTD., a Florida limited partnership having an office at 1505 N.W. 167th Street, Miami, Florida 33169 ("Sub-Landlord") and PRECISION RESPONSE CORPORATION, a Florida corporation having and office at 1505 N.W. 167th Street, Miami, Florida 33169 ("Tenant").

                                   RECITALS:

         A. Sub-Landlord is tenant under a lease dated January 3, 1996 annexed as Exhibit "A" (the "Lease") between Burger King Corporation ("Landlord") and Precision Response Corporation by Assignment of Lease dated April 18, 1996 (the "Assignment");

         B. Tenant desires to sublease from Sub-Landlord the Premises described in the Lease (the "Demised Premises"), to which Sub-Landlord is agreeable, under and subject to the terms, conditions, reservations and provisions set forth below.

         The parties agree as follows:

         1. Term. Sub-Landlord subleases to Tenant, and Tenant hires from Sub-Landlord, the Demised Premises for a term commencing on May 1, 1996 and terminating on January 30, 1999. Tenant shall have three five-year options to extend the term of this Sublease. Each option shall be exercisable upon written notice to Sublandlord given at least 120 days prior to the then expiration of the term.

         2. Rent. Tenant covenants and agrees to pay to Sub-Landlord rent as described in Schedule "1", without deduction, offset, prior notice or demand.

         Tenant also agrees to pay to Sub-Landlord as additional rent: (i) amounts equal to all amounts which may be payable from time to time by Sub-Landlord to Landlord pursuant to the provisions of the Lease, including specifically the additional charges set forth in Article 3.4 of the Lease; and
(ii) all amounts, sums, charges or other payments which may be payable under this Sublease.

         All rent and additional rent payable under the Sublease shall be payable to Sub-Landlord at the above address or at such other address as Sub-Landlord may from time to time designate.

         3. Incorporation of Lease. (a) To the extent not inconsistent with the terms of this Sublease, the provisions of the Lease are incorporated into this Sublease by reference and shall apply and constitute a part of this Sublease as though set forth at length in the Sublease, with, where applicable, Deerwood Realty Partners, Ltd. being substituted for the "Landlord" and Precision Response Corporation being substituted for the "Tenant".

                 (a) Notwithstanding anything in the Sublease to the contrary, the provisions of Article XVI of the Lease are not incorporated into the Sublease and Tenant shall have no right to purchase the Demised Premises.

                 (b) All provisions of the Lease referring to consent or approval of Landlord shall be deemed to refer to the consent or approval of Landlord and Sub-Landlord.

         4.      (a)      Tenant covenants and agrees that: (i) this Sublease
and Tenant's occupancy shall be subject and subordinate to the terms and conditions of the Lease and the obligations of Sub-Landlord under the Lease, and to all liens, encumbrances, easements, restrictions, reservations, zoning ordinances and other matters to which the Lease is subject and subordinate;
(ii) Tenant will be bound by and observe and perform all of the duties, obligations and liabilities of Sub-Landlord under or with respect to said Lease excluding, however, the payment of rent and additional rent under the Lease except as set forth in this Sublease; and (iii) Tenant will not do or cause to be done or suffer or permit any act or thing to be done which may or could cause the Lease or the rights of Sub-Landlord, as the tenant under the Lease, to be cancelled, terminated, forfeited or prejudiced or which may or could make Sub-Landlord liable for any damages, claims, fines, penalties, costs or expenses under the Lease.

                 (b) Tenant covenants and agrees to indemnify and save harmless Sub-Landlord and its employees and agents from and against any and all claims, liabilities, suits, judgments, awards, damages, losses, fines, penalties, costs and expenses, including reasonable attorneys' fees and expenses of defense, which Sub-Landlord may suffer, incur or be liable for by reason of or arising out of the failure or refusal of Tenant to comply with, observe and perform the duties, obligations and liabilities described in
Section 4(a) or resulting from Tenant's breach or violation of Section 4(a).

                 (c) If for any reason the term of the Lease is terminated prior to the expiration date of this Sublease pursuant to any termination rights reserved in the Lease in favor of the landlord or tenant under the Lease, or as permitted by law, this Sublease shall automatically terminate and Sub-Landlord shall not be liable to Tenant by reason of such termination, unless such termination shall have been effected by reason of the breach or default of Sub-Landlord, as tenant under the Lease, not resulting from, or directly or indirectly related to, any acts or omissions of Tenant or breach or default by Tenant under the terms and conditions of this Sublease (including the provisions of the Lease incorporated herein).

         5.      (a)      The parties agree that Tenant accepts the Demised
Premises together with the existing carpeting, other decorations, and all of Sub-Landlord's furniture, fixtures, equipment, and other personal property in their "AS IS" condition. Sub-Landlord will not furnish any materials to Tenant nor perform any work, repairs or alterations prior to or during the term of this Sublease (the furnishing of such materials and performance of such work, repairs or alterations is collectively the "Work"), Tenant waives all rights it may have against Sub-Landlord and Landlord with respect to the Work.

                 (b) Tenant acknowledges that electricity, gas, water and plumbing, heating, toilets, ventilation, air-conditioning, sanitary services, elevator, cleaning and all other services or building systems serving the Demised Premises (individually and collectively the "Services") and the repairs, restorations, alterations and replacements of the Services and structural portions of the Demised Premises (individually and collectively the "Repairs") are to be furnished or made by Tenant, Landlord or independent utility companies serving the Demised Premises and not by Sub-Landlord.

                 (c) Sub-Landlord shall have no liability to Tenant for, and Tenant releases and discharges Sub-Landlord from and against, any claims, liability, losses, damages, costs or expenses arising out of or connected with any disruption, failure, stoppage of or defect in any of said Services or the refusal or failure to furnish, provide make or complete any Work, Services or Repairs and agrees that the foregoing shall not affect the obligations of Tenant. However, in the event Landlord shall default in the performance or observance of its obligations under the Lease, Sub-Landlord agrees that, at Tenant's request, it will assign to Tenant all of Sub-Landlord's claim or claims arising by reason of such default in order that Tenant may at its own expense enforce the performance of such obligations.

         6. Tenant shall not make or cause to permit to be made any alterations, additions, installations, substitutions or improvements (collectively the "Changes and Alterations"), in, on or to the Demised Premises without written consent of Sub-Landlord and Landlord. Sub-Landlord agrees to not unreasonably withhold consent.

         7. Tenant shall not assign this Sublease or further sublet the Demised Premises without the prior written consent of Sub-Landlord, which shall not be unreasonably withheld, and the consent of Landlord, if required under the terms of the Lease. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of such corporation, or any pledge of the corporate stock or any sale or other transfer of a controlling interest of the corporate stock of Tenant, or, if Tenant is a partnership, any transfer of a controlling partnership interest, shall constitute an assignment of this Sublease for all purposes of this Section 7, except that the consent of Sub-Landlord shall not be required to any merger, consolidation or reorganization if the surviving corporation has a net worth at least equal to the net worth of Tenant on the date of this Sublease.

         8. Tenant shall provide and maintain in full force and effect the insurance required pursuant to Article IV of the Lease which such insurance shall name Landlord and Sub-Landlord as insureds.

         9. Tenant has deposited with Landlord the sum of $13,088.00 as security for the faithful performance and observance of the terms of the Lease. In the event that Tenant defaults under this Sublease, including but not limited to the payment of rent or additional rent under the Sublease, Landlord or Sub-Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent or additional rent or any sum Sub-Landlord may expend or be required to expend by reason of Tenant's default under this Sublease, including but not limited to, any damages or deficiency in the reletting of the Demised Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Sub-Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms of this Sublease, the security, without interest, shall be returned to Tenant promptly after the date fixed as the end of this Sublease, but only after delivery of possession of the Demised Premises to Sub-Landlord and the return of the security deposit by Landlord to Sub-Landlord. The requirement of return of the security deposit from Landlord shall be deemed waived if Sub-Landlord has extended the term of the Lease for an additional sum of 5 years after expiration of the term of this Sublease. Tenant shall not assign or encumber or attempt to assign or encumber the moneys deposited and neither Sub-Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. The provisions of Article XVII of the Lease shall apply with respect to transfers of the security deposit under the Sublease in connection with the assignment of Sub-Landlord's interest as tenant under the Lease.

         10. The obligations and benefits of this Sublease shall bind and benefit the heirs, executors, administrators, successors and assigns of the parties, except that no violation of the provisions of Section 7 of the Sublease shall operate to vest any rights in any successor or assignee of Tenant.

         11. This Sublease sets forth the entire understanding between the parties concerning the Demised Premises and there are no agreements or understandings, either oral or written, between them other than are set forth in the Sublease. No modification or amendment of this Sublease shall be effective unless embodied in writing executed by the parties to the Sublease.

         12. All notices, demands, requests or other communications required or permitted to be made under the Sublease shall be in writing and shall be deemed duly made or given if sent by registered or certified mail, return receipt requested, addressed to Sub-Landlord at its address indicated above or to Tenant at its address indicated above or at such address as may be designated by any party under the Sublease in a notice pursuant to this Section.

         13. (a) The term "Sub-Landlord" as used in this Sublease means only the owner for the time being of the tenant's interest in the Lease and in the event of any assignment or assignments of the Lease by Sub-Landlord or any assignee of Sub-Landlord, the assignor shall be, and is, freed and relieved of all covenants and obligations of Sub-Landlord under this Sublease arising or to be performed after the date of such assignment or assignments, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the assignee of any such assignment or assignments, that the assignee has assumed and agreed to carry out any and all covenants and obligations of Sub-Landlord except as otherwise set forth in this Sublease, arising or to be performed under this Sublease after the date of such assignment or assignments.

                 (b) In no event shall Sub-Landlord be deemed to have unreasonably withheld its consent or approval under the Sublease if the basis of withholding such consent or approval is the failure of Landlord to so consent or approve. In the event Tenant requests the consent or approval of Landlord under the Sublease, Sub-Landlord agrees to forward such request to Landlord.

         14. In addition to the remedies reserved by Sub-Landlord for enforcement of the provisions of this Sublease as incorporated from the Lease, Sub-Landlord reserves all remedies provided by law. This Sublease shall be governed in accordance with the laws of the State of Florida.

         15. Sub-Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matters whatsoever arising out of or in any way connected with this Sublease or the Lease, the relationship of the Sub-Landlord and Tenant, Tenant's use or occupancy of Demised Premises, and/or any claim or injury or damage, or any statutory remedy.

         Sub-Landlord and Tenant have duly executed this Sublease the day and year first above written.


                                     SUB-LANDLORD

                                     DEERWOOD REALTY PARTNERS, LTD., a
                                     Florida limited partnership


                                     By: DEERWOOD REALTY PARTNERS, INC.,
                                           a Florida corporation, General
                                           Partner


                                         By: /s/ Mark J. Gordon
                                            -----------------------------
                                            Mark J. Gordon, President


                                     TENANT

                                     PRECISION RESPONSE CORPORATION, a
                                     Florida corporation

                                         By: /s/ David Epstein
                                            -----------------------------
                                            David Epstein, President

STATE OF FLORIDA          )
                          )  SS:
COUNTY OF DADE                   )

         The foregoing instrument was acknowledged before me this 1st day of May, 1996, by Mark J. Gordon, as President of Deerwood Realty Partners, Inc., a Florida corporation, general partner of Deerwood Realty Partners, Ltd., a Florida limited partnership on behalf of such corporation and such limited partnership. He is personally known to me or has produced a Florida driver's license as identification.


                                      Sign Name: /s/ Joann M. Bogdansky
                                                -------------------------
                                      Print Name:  Joann M. Bogdansky
                                                 ------------------------
My Commission Expires: 10/16/96                NOTARY PUBLIC

                                      Serial No. (none, if blank): CC238383
                                                                   --------

                                                           [NOTARIAL SEAL]


STATE OF FLORIDA          )
                          )  SS:
COUNTY OF DADE                  )

         The foregoing instrument was acknowledged before me this 1st day of May, 1996, by David Epstein, as President of Precision Response Corporation, a Florida corporation, on behalf of said corporation. He is personally known to me or has produced a Florida driver's license as identification.


                                        Sign Name: /s/ Joann M. Bogdansky
                                                  -------------------------
                                        Print Name:  Joann M. Bogdansky
                                                   ------------------------
My Commission Expires: 10/16/96                  NOTARY PUBLIC
                                        Serial No. (none, if blank): CC238383
                                                                     --------

                                                        [NOTARIAL SEAL]

                                  EXHIBIT A

                    LEASE BETWEEN BURGER KING CORPORATION
                                     AND
                        PRECISION RESPONSE CORPORATION
                             dated January 3, 1996

                                   SCHEDULE 1

                               RENT DATA SCHEDULE

                                                                    MONTHLY
         LEASE YEAR               ANNUAL RENTAL                     INSTALLMENT
         ----------               -------------                     -----------
         5/1/96-1/31/97           $157,060.00                       $13,088.33
         2/1/97-1/31/98           $165,517.00                       $13,793.08
         2/1/98-1/30/99           $175,182.00                       $14,598.50


                           OPTION TERM RENT SCHEDULE
                          --------------------------

                                                                    MONTHLY
         LEASE YEAR               ANNUAL RENTAL                     INSTALLMENT
         ----------               -------------                     -----------
         First Extension
         ---------------

         1/31/99(1)-1/31/00       $181,223.00                       $15,101.92

         2/01/00-1/31/01          $187,263.00                       $15,605.25
         2/01/01-1/31/02          $193,303.75                       $16,108.65
         2/01/02-1/31/03          $193,344.50                       $16,612.04
         2/01/03-1/30/04          $205,385.25                       $17,115.441

         Second Extension
         ----------------

         1/31/04(2)-1/31/05       $211,546.81                       $17,628.90

         2/01/05-1/31/06          $217,893.21                       $18,157.77
         2/01/06-1/31/07          $224,430.00                       $18,702.50
         2/01/07-1/31/08          $231,162.91                       $19,263.58
         2/01/08-1/30/09          $238,097.80                       $19,841.48

         Third Extension
         ---------------

         1/31/09(3)-1/31/10       $245,240.73                       $20,436.73

         2/01/10-1/31/11          $252,597.96                       $21,049.83
         2/01/11-1/31/12          $260,175.89                       $21,681.32
         2/01/12-1/31/13          $267,981.17                       $22,331.76





        --------------------

               1 The rental payment for 1/31/99 shall be prorated based on the Monthly Installment for the immediately preceding Lease Year.

               2 The rental payment for 1/31/04 shall be prorated based on the Monthly Installment for the immediately preceding Lease Year.

               3 The rental payment for 1/31/09 shall be prorated based on the Monthly Installment for the immediately preeding Lease Year.

         2/01/13-1/30/14          $276,020.60                       $23,001.72